ARTICLES OF INCORPORATION
                                       OF
                         CAI EQUIPMENT LEASING VI CORP.

     The undersigned, a natural person eighteen (18) years or older, hereby forms a corporation, under and pursuant to the statutes of the State of Colorado, and adopts the following Articles of Incorporation:

                                    ARTICLE I

          The name of the Corporation is CAI Equipment Leasing VI Corp.

                                   ARTICLE II

     A. The Corporation shall have and may exercise all of the rights, powers and privileges now or hereafter conferred upon corporations organized under the laws of the State of Colorado. In addition, the Corporation may do everything necessary, suitable or proper for the accomplishment of any of its corporate purposes. The Corporation may conduct part or all of its business in any part of Colorado, the United States or the world and may hold, purchase, mortgage, lease and convey real and personal property in any of such places.

                                   ARTICLE III

     This Corporation shall have perpetual existence, which existence shall commence upon the filing of these Articles of Incorporation with the Secretary of State of Colorado.

                                   ARTICLE IV

     A. The aggregate number of shares which the Corporation shall have authority to issue is One Thousand (1,000) shares of common stock of one-tenth of One Cent ($0.01) par value. The shares of this class of common stock shall have unlimited voting rights and shall constitute the sole voting group of the Corporation, except to the extent any additional voting group or groups may hereafter be established. B. Each shareholder of record shall have one vote for each share of stock standing in his name on the books of the Corporation and entitled to vote, except that in the election of directors each shareholder shall have as many votes for each share held by him as there are directors to be elected and for whose election the shareholder has a right to vote. In the election of directors, cumulative voting shall not be allowed. C. Shareholders shall not have the preemptive right to acquire unissued shares. Such provision shall apply to both shares outstanding and to newly issued shares. D. At all meetings of the shareholders a majority of the votes entitled to be cast on a matter by a voting group, represented in person or by proxy, shall constitute a quorum of that voting group.

                                    ARTICLE V

     A. The address of the initial registered office of the Corporation is 7175 West Jefferson Avenue, Suite 4000, Lakewood, Colorado 80235.

     B. The name of the initial registered agent for the Corporation at such address is John F. Olmstead.

     C. The address of the initial principal office of the Corporation is 7175 West Jefferson Avenue, Suite 4000, Lakewood, Colorado 80235.

                                   ARTICLE VI

     A. The personal liability of a director to the Corporation or its shareholders is limited to the fullest extent permitted by the laws of the State of Colorado. Any repeal or modification of this Article VI shall not adversely affect any right or protection of a director hereunder existing at the time of such repeal or modification.

     B. The Corporation shall indemnify all persons to the extent and in the manner permitted by the provisions of the Colorado Business Corporation Act, as amended from time to time, subject to any expansion or limitation of such indemnification as may be set forth in the bylaws of the Corporation or any shareholders' or directors' resolution or by contract.

                                   ARTICLE VII

     The number of persons constituting the board of directors of the Corporation shall be fixed by the Bylaws of the Corporation. The initial board of directors shall consist of six (6) members, and the names and addresses of those persons who are to serve as directors until the first annual meeting of shareholders, or until their successors shall have been elected and qualified, are as follows:

     Name                                            Address
     ----                                            -------

John F. Olmstead                            7175 West Jefferson Avenue, #4000
                                            Lakewood, Colorado 80235

Dennis J. Lacey                             7175 West Jefferson Avenue, #4000
                                            Lakewood, Colorado 80235

Anthony M. DiPaolo                          7175 West Jefferson Avenue, #4000
                                            Lakewood, Colorado 80235

Daniel J. Waller                            7175 West Jefferson Avenue, #4000
                                            Lakewood, Colorado 80235

Richard H. Abernethy                        7175 West Jefferson Avenue, #4000
                                            Lakewood, Colorado 80235

John A. Reed                                7175 West Jefferson Avenue, #4000
                                            Lakewood, Colorado 80235

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

                                  ARTICLE VIII

     The right is expressly reserved to amend, alter, change or repeal any provision or provisions contained in these Articles of Incorporation or any Article herein in any manner or respect now or hereafter permitted or provided by the Colorado Business Corporation Act, and the rights of all officers, directors and shareholders are expressly made subject to such reservation.

                                   ARTICLE IX

     The name and address of the incorporator of this Corporation is John F. Olmstead, 7175 West Jefferson Avenue, #4000, Lakewood, Colorado 80235.


     Executed this 29th day of September, 1997.

                                           /s/ John F. Olmstead
                                           -----------------------------
                                           John F. Olmstead


     The  undersigned   hereby  consents  to  the  appointment  as  the  initial
registered agent for CAI Equipment Leasing VI Corp.


                                           /s/ John F. Olmstead
                                           -----------------------------
                                           John F. Olmstead
                                           Initial Registered Agent


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